UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

January 3, 2024

Date of Report (Date of earliest event reported)

ROTH CH ACQUISITION V CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41105	86-1229207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCL	The Nasdaq Stock Market LLC
Warrants	ROCLW	The Nasdaq Stock Market LLC
Units	ROCLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported, on January 3, 2024, Roth CH Acquisition V Co., a Delaware corporation (“ROCL” or “Acquiror”), entered into a Business Combination Agreement and Plan of Reorganization (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Acquiror, Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror (“Merger Sub”), and New Era Helium Corp., a Nevada corporation (“NEH” or the “Company”). The transactions set forth in the Merger Agreement, including the Merger (defined below), will constitute a “Business Combination” as contemplated by Acquiror’s Amended and Restated Certificate of Incorporation. Unless expressly stated otherwise herein, capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement.

The Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Nevada Revised Statutes and the Delaware General Corporation Law, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Acquiror (the “Merger”). Upon the closing of the Transactions, subject to approval by ROCL’s stockholders and other customary closing conditions, the combined company with be named “New Era Helium Corp.” and is expected to list on The Nasdaq Stock Market.

Consideration

Subject to the terms and conditions set forth in the Merger Agreement, in consideration of the Merger, the holders of shares of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock) will receive an aggregate of 9.0 million shares of Acquiror’s common stock, which number will be subject to adjustment based upon the Net Debt (as defined in the Merger Agreement) (which shares do not include the Earnout Shares (as defined below)) (the “Company Merger Shares”). For purposes of the Company Merger Shares, such amount assumes $37,300,000 of Net Debt. For every dollar of Net Debt lower than $37,300,000 at Closing, the Company Merger Shares will be increased by 1/10 of one share and for every dollar of Net Debt higher than $37,300,000 at Closing, the Company Merger Shares will be decreased by 1/10 of one share.

The Merger Agreement also provides, among other things, that the holders of shares of Company Common Stock immediately prior to the Effective Time have the contingent right to receive up to an aggregate of 1.0 million additional shares of Acquiror’s common stock (the “Earnout Shares”), subject to the following contingencies:

(i)	500,000 Earnout Shares, in the event that, based upon the audited financial statements of the Company for the year ended December 31, 2025, it meets or exceeds a total EBITDA of $25.268 million as calculated by the Company; and

(ii)	500,000 Earnout Shares, if, at any time during the period between the Closing Date and 180 days after the filing of the Form 10-K for the fiscal year ended December 31, 2025, the average of the reported sales prices on Nasdaq (or the exchange on which Acquiror’s common stock is then listed) for any twenty (20) Trading Days during any thirty (30) consecutive Trading Days is greater than or equal to $12.50.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to the parties, the transactions contemplated by the Merger Agreement and their respective business operations and activities, including, with respect to the Company, its mineral properties, leases and contracts. The representations and warranties of the parties do not survive the Closing.

Covenants

The Merger Agreement contains customary covenants of the parties thereto, including: (a) conduct of business pending the Merger, (b) preparation and filing of a Form S-4 with respect to the shares of Acquiror’s common stock issuable under the Merger Agreement, which Form S-4 will contain a proxy statement for Acquiror’s stockholders, (c) the requirement to make appropriate filings and obtain clearance pursuant to the HSR Act, and (d) the preparation and delivery of updated audited financial statements for the Company.

The Merger Agreement also contains mutual exclusivity provisions prohibiting the parties thereto and their respective representatives and subsidiaries from soliciting initiating, continuing or otherwise encouraging or participating in an Alternative Transaction (subject to certain limited exceptions specified therein), or entering into any contracts or agreements in connection therewith.

The parties to the Merger Agreement agreed to use commercially reasonable efforts to identify additional sources of financing from third party financing sources, on terms mutually agreed upon between Acquiror and the Company.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Merger Agreement is subject to conditions of the respective parties that are customary for a transaction of this type, including, among others: (a) obtaining Acquiror stockholders’ approval of the Roth Proposals; (b) obtaining the Company Stockholder Approval; (c) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (d) the required filings under the HSR Act having been completed and the waiting period applicable to the Merger under the HSR Act having expired or terminated; (e) Acquiror’s common stock being listed on Nasdaq, or another national securities exchange mutually agreed to by the parties; (f) the Form S-4 having become effective and no stop order suspending the effectiveness of the Form S-4 having been issued by the SEC; and (g) Acquiror (including, following the Effective Time, the Company) having equal to or in excess of $5,000,000 in cash and cash equivalents.

Acquiror has separate conditions to closing, including, among others, that (a) no material adverse effect having occurred with respect to the Company, (b) the Company having raised at least $45,000,000 in a private placement of securities in order to fund its new plant construction, and (c) certain indebtedness of the Company having been converted into shares of common stock of the Company. The Company has separate conditions to closing, including, among others, that no material adverse effect has occurred with respect to Acquiror.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Merger, including: (a) by mutual written consent of Acquiror and the Company; (b) by either party if the Closing has not occurred prior to the date that is 180 days after the date of the Merger Agreement; (c) there is a final non-appealable order issued by a governmental authority preventing or making illegal the consummation of the transactions contemplated by the Merger Agreement; (d) by either Acquiror or the Company if any of the Roth Proposals fails to be approved at the Roth Stockholders’ Meeting; (e) by Acquiror if the Company fails to obtain Company Stockholder Approval within five (5) Business Days following the date in which the SEC declares the Form S-4 effective; (f) by Acquiror if the Company has not delivered: (i) its Audited Financial Statements for the year ended December 31, 2022 and December 31, 2021 by January 8, 2024, (ii) its Interim Financials by February 1, 2024, and (iii) the Audited Financial Statements for the year ended December 31, 2023 within 90 days after the date of the Merger Agreement; and (g) by either party if the other party’s representations or warranties are not true and correct or if the other party breached any of its covenants set forth in the Merger Agreement such that the conditions to Closing would not be satisfied and such breach cannot or has not been cured within the earlier of thirty (30) days’ notice by the other party.

If the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of willful material breach of the Merger Agreement.

Governance

The executive management of the Company is expected to serve as the executive management of Acquiror following Closing. Pursuant to the Merger Agreement, for a period of three years following the Closing, Acquiror’s board of directors will consist of five members, with Acquiror’s current board of directors having the right to designate one director.

Employment Agreements

In connection with the Merger Agreement, prior to the filing of the definitive Proxy Statement, the Company agreed to amend and restate the employment agreements, or enter into new employment agreements, with certain key employees of the Company, in forms reasonably acceptable to Acquiror, the Company and such key employees and containing market terms for a public company of similar size and industry to the Company.

The foregoing description of the Merger Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about ROCL, the Company or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ROCL’s public disclosures.

Certain Related Agreements

Insider Support Agreement

Contemporaneously with the execution of the Merger Agreement, Acquiror entered into an insider support agreement (the “Insider Support Agreement”) with the Company and certain stockholders of Acquiror (the “Sponsor Parties”), whereby the Sponsor Parties have agreed, among other things, (i) not to transfer or redeem any Acquiror Common Stock held by such Sponsor Parties, (ii) to vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated hereby, and (iii) to vote against any Alternative Transaction with respect to Acquiror or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement and any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

The foregoing description of the Insider Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Insider Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Company Support Agreement

Contemporaneously with the execution of the Merger Agreement, Acquiror entered into a stockholder support agreement (the “Company Support Agreement”) with the Company and certain shareholders of the Company (the “Company Supporting Shareholders”), pursuant to which the Company Supporting Shareholders have agreed, among other things, (i) not to transfer any Company Common Stock held by such Company Supporting Shareholders, (ii) to vote in favor of the Merger and the transactions contemplated by the Merger Agreement, and (iii) to vote against any Alternative Transaction with respect to the Company or any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement, and any other action or proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions.

The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, Acquiror and certain stockholders of Acquiror and the Company (collectively, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Acquiror will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Acquiror Common Stock and warrants that are held by the Holders from time to time.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by ROCL and the other parties thereto in connection with ROCL’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the tenth-year anniversary of the date of the Registration Rights Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the form of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Lock-up Agreement

The Merger Agreement contemplates that, prior to the Closing, certain shareholders of the Company (“Lock-up Holders”) will enter into lock-up agreements (each, a “Lock-up Agreement”) with the Company and Acquiror. Pursuant to the Lock-up Agreements, the Lock-up Holders will agree, among other things, that for a period of six (6) months following the Closing, not to transfer their shares received as Merger consideration or any securities convertible into or exercisable or exchangeable for shares of Acquiror Common Stock owned by such Lock-up Holders nor make any demand for or exercise any right with respect to the registration of such lock-up securities.

The foregoing description of the form of Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Lock-up Agreement, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Termination of Business Combination Marketing Agreement

Concurrently with the execution of the Merger Agreement, Acquiror and the Company entered into a letter agreement (the “Letter Agreement”) with Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (together the “Advisors”) to terminate that certain Business Combination Marketing Agreement, dated as of November 30, 2021, by and among Acquiror and the Advisors (the “BCMA”).

Pursuant to the Letter Agreement, in exchange for the termination of the BCMA, Acquiror and the Company mutually agree, jointly and severally, on the date of closing of the Business Combination, to issue to the Advisors an aggregate of 575,000 shares of Acquiror Common Stock and to include such shares as a “registrable security” in the Registration Rights Agreement. Such shares will not be subject to any lock-up agreement or other restrictions on transfer.

The Letter Agreement will terminate and be of no force or effect if the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Letter Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Additional Information and Where to Find It

This Current Report on Form 8-K contains information with respect to a proposed business combination (the “Proposed Business Combination”) among NEH, ROCL and Merger Sub. In connection with the Proposed Business Combination, ROCL intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement to be sent to ROCL stockholders and a prospectus for the registration of ROCL securities (as amended from time to time, the “Registration Statement”). A full description of the terms of the Proposed Business Combination is expected to be provided in the Registration Statement. ROCL urges investors, stockholders and other interested persons to read, when available, the Registration Statement as well as other documents filed with the SEC because these documents will contain important information about ROCL, NEH and the Proposed Business Combination. If and when the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to stockholders of ROCL as of a record date to be established for voting on the Proposed Business Combination. Stockholders and other interested persons will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: Roth CH Acquisition V Co., 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. The preliminary and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). The information contained on, or that may be accessed through, the websites referenced in this Current Report on Form 8-K is not incorporated by reference into, and is not a part of, this Report.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, ROCL’s and NEH’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in ROCL’s final prospectus for its initial public offering, filed with the SEC on December 2, 2021, under the heading “Risk Factors.” These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and ROCL and NEH believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither ROCL nor NEH is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

In addition to factors previously disclosed in ROCL’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) expectations regarding NEH’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and NEH’s ability to invest in growth initiatives and pursue acquisition opportunities; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (iii) the outcome of any legal proceedings that may be instituted against ROCL or NEH following announcement of the Proposed Business Combination and the transactions contemplated thereby; (iv) the inability to complete the Proposed Business Combination due to, among other things, the failure to obtain ROCL stockholder approval on the expected terms and schedule, as well as the risk that regulatory approvals required for the Proposed Business Combination are not obtained or are obtained subject to conditions that are not anticipated; (v) the failure to meet the minimum cash requirements of the Merger Agreement due to ROCL stockholder redemptions and the failure to obtain replacement financing; the inability to complete the concurrent PIPE; (vi) the risk that the Proposed Business Combination or another business combination may not be completed by ROCL’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (vii) the risk that the announcement and consummation of the Proposed Business Combination disrupts NEH’s current operations and future plans; (viii) the ability to recognize the anticipated benefits of the Proposed Business Combination; (ix) unexpected costs related to the Proposed Business Combination; (x) the amount of any redemptions by existing holders of the ROCL common stock being greater than expected; (xi) limited liquidity and trading of ROCL’s securities; (xii) the inability to obtain or maintain the listing of the combined company’s common stock on Nasdaq following the Proposed Business Combination, including but not limited to the failure to meet Nasdaq’s initial listing standards in connection with the consummation of the Proposed Business Combination; (xiii) geopolitical risk and changes in applicable laws or regulations; (xiv) the possibility that ROCL and/or NEH may be adversely affected by other economic, business, and/or competitive factors; (xv) operational risk; (xvi) risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and (xvii) the risks that the consummation of the Proposed Business Combination is substantially delayed or does not occur.

Any financial projections in this Current Report on Form 8-K are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond ROCL’s and NEH’s control. While all projections are necessarily speculative, ROCL and NEH believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this Current Report on Form 8-K should not be regarded as an indication that ROCL and NEH, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

The foregoing list of factors is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in ROCL and is not intended to form the basis of an investment decision in ROCL. Readers should carefully review the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of the Registration Statement and the other reports, which ROCL has filed or will file from time to time with the SEC. There may be additional risks that neither ROCL nor NEH presently know, or that ROCL and NEH currently believe are immaterial, that could cause actual results to differ from those contained in forward looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this Current Report on Form 8-K. All subsequent written and oral forward-looking statements concerning ROCL and NEH, the Proposed Business Combination or other matters and attributable to ROCL and NEH or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Participants in the Solicitation

ROCL, NEH and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination described herein under the rules of the SEC. Information about such persons and a description of their interests will be contained in the Registration Statement when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale, issuance or transfer of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement and Plan of Reorganization, dated as of January 3, 2024, by and among Roth CH Acquisition V Co., Roth CH V Merger Sub Corp. and New Era Helium Corp.
10.1†	Insider Support Agreement, dated as of January 3, 2024, by and among Roth CH Acquisition V Co., New Era Helium Corp. and certain stockholders of Roth CH Acquisition V Co.
10.2†	Company Support Agreement, dated as of January 3, 2024, by and among Roth CH Acquisition V Co., New Era Helium Corp. and certain shareholders of New Era Helium Corp.
10.3	Form of Amended and Restated Registration Rights Agreement.
10.4	Form of Lock-up Agreement.
10.5	Letter Agreement, dated January 2, 2024, by and among Roth CH Acquisition V Co., New Era Helium Corp., Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

ROTH CH ACQUISITION V CO.

By:	/s/ John Lipman
Name:	John Lipman
Title:	Co-Chief Executive Officer and Co-Chairman of the Board